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                                                                   EXHIBIT 10.26

                              SECOND AMENDMENT TO

               MATTEL, INC. 1997 PREMIUM PRICE STOCK OPTION PLAN



     The Mattel, Inc. 1997 Premium Price Stock Option Plan (the "Plan") is amended as follows, effective as of February 4, 1999.


     Section 5.1 of the Plan is hereby amended to read as follows:

     5.1. NUMBER OF SHARES. The maximum number of shares of Common Stock for which Grants may be awarded under the Plan shall be 24,000,000, which maximum number is divided into two separate allocations. The first allocation comprises a maximum number of 20,000,000 shares, which shares may be granted to any eligible employee, as provided in Sections 6.1 and 6.2. The second allocation comprises a maximum number of 4,000,000 shares, which shares may be granted only to new employees described in Section 6.3. Any adjustments made under Sections 5.2, 5.3 or 5.4 with respect to any Grant shall operate as adjustment of the maximum limit set forth above for the allocation from which the Grant was originally made.

     IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Plan to be executed this 30th day of March , 1999, effective as of February 4, 1999.



                                 MATTEL, INC.
                                 a Delaware Corporation


                                 By      /s/ Alan Kaye
                                         --------------------------------
                                         ALAN KAYE

                                 Title:  Senior Vice President, Human Resources